                Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT, WAIVER AND CONSENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, WAIVER AND CONSENT (this “Amendment”), dated as of January 24, 2003, is by and among INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the “Borrower”), INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation (the “Parent”), the Subsidiary Guarantors parties hereto, the Lenders defined in the Existing Credit Agreement defined below, BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as Syndication Agent (in such capacity, the “Syndication Agent”) and THE CIT GROUP/BUSINESS CREDIT, INC., as Documentation Agent (in such capacity, the “Documentation Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Parent, the Subsidiary Guarantors, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent entered into that certain Credit Agreement dated as of October 17, 2001 (the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that certain provisions of the Existing Credit Agreement be amended; and

WHEREAS, the parties have agreed to amend the Existing Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1    Certain Definitions.    Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“2002 Lease Buyout” means the buyout by the Consolidated Parties of certain operating leases on June 30, 2002 which became effective as of July 1, 2002 for an aggregate cost of approximately $14,243,000.

“2002 Lease Conversion” the conversion by the Consolidated Parties on July 1, 2002 of certain operating leases into Capital Leases having an outstanding principal component of approximately $23,571,000.

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“First Amendment Effective Date” is defined in the first paragraph of Part 4.

SUBPART 1.2    Other Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2. Except as so amended, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

SUBPART 2.1    Amendments to Recitals.    The first recital paragraph of the Existing Credit Agreement is hereby amended in it entirety to read as follows:

WHEREAS, the Borrower has requested that the Lenders provide credit facilities in an aggregate amount of up to $325,000,000 (the “Credit Facilities”) for the purposes hereinafter set forth;

SUBPART 2.2    Amendments to Section 1.1.

A.    The following definitions set forth in Section 1.1 of the Existing Credit Agreement are hereby amended in their entireties to read as follows:

“Applicable Percentage” means (i) for purposes of calculating the applicable interest rate for any day for any Revolving Loan, Tranche B Term Loan or Delayed-Draw Term Loan, the applicable rate of the Revolving Commitment Unused Fee for any day for purposes of Section 3.5(a)(i), the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(b)(i) or the applicable rate of the Trade Letter of Credit Fee for any day for purposes of Section 3.5(b)(ii), the appropriate applicable percentage corresponding to the Senior Leverage Ratio in effect as of the most recent Calculation Date, as set forth in the table below:

		Applicable Percentages
		For Revolving Loans		For Tranche B Term Loans and Delayed-Draw Term Loans
Pricing Level	Senior Leverage Ratio	Eurodollar Loans	Base Rate Loans	Eurodollar Loans	Base Rate Loans	For Standby Letter of Credit Fee	For Trade Letter of Credit Fee	For Revolving Commitment Unused Fee
I	> 2.50 to 1.0	3.50%	2.50%	3.75%	2.75%	3.50%	1.75%	0.625%
II	< 2.50 to 1.0 but > 2.25 to 1.0	3.25%	2.25%	3.50%	2.50%	3.25%	1.625%	0.50%
III	< 2.25 to 1.0 but > 1.75 to 1.0	3.00%	2.00%	3.50%	2.50%	3.00%	1.50%	0.50%
IV	< 1.75 to 1.0 but > 1.25 to 1.0	2.75%	1.75%	3.25%	2.25%	2.75%	1.375%	0.50%
V	< 1.25 to 1.0	2.50%	1.50%	3.25%	2.25%	2.50%	1.25%	0.375%

and (ii) for purposes of calculating the applicable interest rate for any day for any New Delayed-Draw Term Loan, the appropriate applicable percentage corresponding to the Senior Leverage Ratio in effect as of the most recent Calculation Date, as set forth in the table below:

		Applicable Percentages for New Delayed-Draw Term Loans
Pricing Level	Senior Leverage Ratio	Eurodollar Loans	Base Rate Loans
I	> 2.50 to 1.0	4.00%	3.00%
II	< 2.50 to 1.0 but > 2.25 to 1.0	3.75%	2.75%
III	< 2.25 to 1.0 but > 1.75 to 1.0	3.75%	2.75%
IV	< 1.75 to 1.0 but > 1.25 to 1.0	3.50%	2.50%
V	< 1.25 to 1.0	3.50%	2.50%

The Applicable Percentages shall be determined and adjusted quarterly on the date (each a “Calculation Date”) five (5) Business Days after the date by which the Credit Parties are required to provide the officer’s certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, that (i) on and after the First Amendment Effective Date, the Applicable Percentages shall be based on Pricing Level III (as shown in each of the tables set forth above) and shall remain at such Pricing Level III until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on March 31, 2003, on and after which time the Pricing Level shall be determined by the Senior Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date and (ii) if the Credit Parties fail to provide the officer’s certificate to the Administrative Agency Services Address as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer’s certificate is provided, whereupon the Pricing Level shall be determined by the Senior Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans and Letters of Credit made or issued.

“Commitment” means (i) with respect to each Lender, the Revolving Commitment of such Lender, the Delayed-Draw Term Loan Commitment, the Tranche B Term Loan Commitment and the New Delayed-Draw Term Loan Commitment of such Lender, (ii) with respect to the Issuing Lender, the LOC Commitment and (iii) with respect to the Fronting Bank, (a) the Fronting Commitment and (b) the New Fronting Commitment.

“Excess Cash Flow” means, with respect to any fiscal year period of the Consolidated Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA (determined after adding back, but without duplication, any amounts deducted in determining Consolidated Net Income for such fiscal year period that were paid, incurred, assumed or accrued in violation of any of the provisions of this Credit Agreement) minus (b) Consolidated Capital Expenditures that are permitted to be made hereunder paid (or required to be paid) in cash (excluding any cash obtained through the incurrence of Indebtedness) minus (c) Consolidated Interest Expense in respect of Indebtedness that is permitted to be incurred hereunder paid (or required to be paid) in cash minus (d) Federal, state and other income taxes actually paid by the Consolidated Parties on a consolidated basis minus (e) Consolidated Scheduled Funded Indebtedness Payments that are permitted to be made hereunder, together with any optional prepayments of the Delayed-Draw Term Loans, the Tranche B Term Loans or the New Delayed-Draw Term Loans and any prepayments of Revolving Loans to the extent accompanied by a permanent reduction of the Revolving Committed Amount minus (f) Permitted Investments made in cash plus/minus (g) changes in Consolidated Working Capital other than as the result of the consummation of any Permitted Acquisition during such fiscal year; provided, however, that solely with respect to the calculation of Excess Cash Flow for fiscal year 2002, the applicable period for measuring the components thereof shall commence on the Closing Date and end on June 30, 2002.

“Lender” means (i) any of the Persons identified as a “Lender” on the signature pages hereto, (ii) any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns and (iii) any Person which may become a Lender by executing a New Commitment Agreement.

“Loan” or “Loans” means the Revolving Loans, the Delayed-Draw Term Loans, the Tranche B Term Loan and/or the New Delayed-Draw Term Loans (or a portion of any Revolving Loan, any Delayed-Draw Term Loan, the Tranche B Term Loan or any New Delayed-Draw Term Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan), individually or collectively, as appropriate.

“Maturity Date” means (i) as to the Revolving Loans, Letters of Credit (and the related LOC Obligations), October 17, 2007, (ii) as to the Delayed-Draw Term Loans, the Tranche B Term Loan and the New Delayed-Draw Term Loans, October 17, 2008.

“Note” or “Notes” means the Revolving Notes, the Delayed-Draw Term Notes, the Tranche B Term Notes and/or the New Delayed-Draw Term Notes, individually or collectively, as appropriate.

“Principal Amortization Payment” means a principal payment on the Delayed-Draw Term Loans as set forth in Section 2.3(d), on the Tranche B Term Loans as set forth in Section 2.4(d) (as adjusted from time to time pursuant to Section 2.6(a) and/or Section 3.4(g)) or on the New Delayed-Draw Term Loans as set forth in Section 2.5(d).

“Revolving Commitment Percentage” means, for any Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3 or any increase in the Revolving Committed Amount pursuant to Section 3.4(g).

“Tranche B Term Loan Percentage” means, for any Lender, the percentage identified as its Tranche B Term Loan Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3 or the conversion of Delayed-Draw Term Loans to Tranche B Term Loans in accordance with the provisions of Section 2.6 or any increase in the Tranche B Term Loan Committed Amount pursuant to Section 3.4(g).

B.    The definitions “Delayed-Draw Term Loan Tranches 1, 2, 3 and 4”, “Delayed-Draw Term Loan Tranches” and “Unused Delayed-Draw Term Loan Committed Amount are hereby deleted in their entireties from Section 1.1 of the Existing Credit Agreement.

C.    The following new definitions are hereby added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order:

“CMI Acquisition” means the Acquisition by InSight Health Corp. of all or a portion of the CMI Assets pursuant to the CMI Purchase Agreement in a series of up to three (3) separate closings.

“CMI Assets” shall have the meaning assigned to the term “Purchased Assets” in the CMI Purchase Agreement.

“CMI Purchase Agreement” means the Asset Purchase Agreement dated as of January 6, 2003, by and among InSight Health Corp., Comprehensive Medical Imaging, Inc., a Delaware corporation, Comprehensive Medical Imaging Centers, Inc., a Delaware corporation, and Cardinal Health 414, Inc., a Delaware corporation, in respect of the CMI Acquisition, together with all schedules and exhibits thereto.

“First Amendment” means the First Amendment to Credit Agreement, Waiver and Consent dated as of January 24, 2003 by and among the Borrower, the Guarantors, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent.

“First Amendment Effective Date” means the date that the First Amendment becomes effective in accordance with the terms of Part 4 thereof.

“Initial CMI Acquisition Closing” shall have the meaning assigned to the term “Initial Closing” in the CMI Purchase Agreement.

“Initial CMI Acquisition Closing Conditions” means:

(i)  The Administrative Agent shall have received an executed copy of the CMI Purchase Agreement, certified by an Executive Officer of the Borrower to be true, correct and complete.

(ii)  The Administrative Agent shall have received the financial statements of the CMI Assets referred to in Section 7.2(d) of the CMI Purchase Agreement.

(iii)  The Acquisition of the portion of the CMI Assets purchased in the Initial CMI Acquisition Closing shall be permitted under Section 8.6(i) (provided that the waivers set forth in paragraphs (a) and (b) of Subpart 3.1 of the First Amendment shall have become effective with respect to such closing) and shall have been consummated on or before May 9, 2003 in accordance with the terms of the CMI Purchase Agreement and in compliance with applicable law and regulatory approvals, and all material conditions precedent to the obligation of the buyer for the Initial CMI Acquisition Closing under the CMI Purchase Agreement shall have been satisfied. The CMI Purchase Agreement shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived without the prior written consent of the Administrative Agent.

“New Commitment Agreement” means an agreement in the form of Exhibit 1.1E.

“New Delayed-Draw Term Loan Borrowing Request” means a written notice from the Borrower to the Administrative Agent requesting a New Delayed-Draw Term Loan and specifying (i) that a New Delayed-Draw Term Loan is requested, (ii) the date of the requested borrowing (which shall be a Business Day at least five (5) Business Days after the date of receipt of such notice by the Administrative Agent (or such later date as the Fronting Bank and the Administrative Agent may agree with the Borrower in order to minimize the incurrence of costs by the Borrower pursuant to Section 3.12(a) in connection with such borrowing)), (iii) the aggregate principal amount to be borrowed (which shall be at least $10,000,000 or an integral multiple of $1,000,000 in excess thereof, or the remaining amount of the New Delayed-Draw Term Loan Committed Amount, if

less) and (iv) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor.

“New Delayed-Draw Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender’s New Delayed-Draw Term Loan Commitment Percentage (if any) of the New Delayed-Draw Term Loan Committed Amount, to make New Delayed-Draw Term Loans in accordance with the provisions of Section 2.5(a).

“New Delayed-Draw Term Loan Commitment Percentage” means, for any Lender, the percentage identified as its New Delayed-Draw Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3 or any increase in the New Delayed-Draw Committed Amount pursuant to Section 3.4(g).

“New Delayed-Draw Term Loan Commitment Termination Date” means the earliest of (i) the date that the New Delayed-Draw Term Loan Commitments shall have been terminated as provided herein, (ii) the date that the New Delayed-Draw Term Loan Committed Amount shall have been reduced to zero ($0) and (iii) January 31, 2005.

“New Delayed-Draw Term Loan Commitment Unused Fee” shall have the meaning assigned to such term in Section 3.5(a)(iii).

“New Delayed-Draw Term Loan Commitment Unused Fee Calculation Period” shall have the meaning assigned to such term in Section 3.5(a)(iii).

“New Delayed-Draw Term Loan Committed Amount” shall have the meaning assigned to such term in Section 2.5(a).

“New Delayed-Draw Term Loan Funding Notice” shall have the meaning assigned to such term in Section 2.5(b)(i).

“New Delayed-Draw Term Loan Tranches 1, 2 and 3” and “New Delayed-Draw Term Loan Tranches” shall have the meaning assigned to such terms in Section 2.5(g).

“New Delayed-Draw Term Loans” shall have the meaning assigned to such term in Section 2.5(a).

“New Delayed-Draw Term Note” shall have the meaning assigned to such term in Section 2.5(f).

“New Fronting Commitment” means the commitment of the Fronting Bank to front New Delayed-Draw Term Loans in an aggregate cumulative principal amount of up to the New Delayed-Draw Term Loan Committed Amount.

“Required New Delayed-Draw Term Lenders” means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the unfunded New Delayed-Draw Term Loan Commitments (and Participation Interests therein) and the outstanding New Delayed-Draw Term Loans (and Participation Interests therein).

“Required Unfunded New Delayed-Draw Term Lenders” means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the unfunded New Delayed-Draw Term Loan Commitments (and Participation Interests therein).

“Subsequent CMI Acquisition Closing” shall have the meaning assigned to the term “Subsequent Closing” in the CMI Purchase Agreement.

“Subsequent CMI Acquisition Closing Conditions” means, with respect to each Subsequent CMI Acquisition Closing, if any:

(i)  The Initial CMI Acquisition Closing shall have occurred and no more than one (1) Subsequent CMI Acquisition Closing shall have occurred.

(ii)  The Acquisition of the portion of the CMI Assets purchased in such Subsequent CMI Acquisition Closing shall be permitted under Section 8.6(i) (provided that the waivers set forth in paragraphs (a) and (b) of Subpart 3.1 of the First Amendment shall have become effective with respect to such closing) and shall have been consummated on or before May 9, 2003 in accordance with the terms of the CMI Purchase Agreement and in compliance with applicable law and regulatory approvals, and all material conditions precedent to the obligation of the buyer for such Subsequent CMI Acquisition Closing under the CMI Purchase Agreement shall have been satisfied. The CMI Purchase Agreement shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived without the prior written consent of the Administrative Agent.

SUBPART 2.3    Amendments to Section 2.1.    Subsection (a) of Section 2.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

2.1    Revolving Loans.

(a)    Revolving Commitment.    Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender’s Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars (“Revolving Loans”) from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that (i) the sum of the aggregate outstanding principal amount of Revolving Loans shall not exceed FIFTY MILLION DOLLARS ($50,000,000) (as such aggregate maximum amount may be reduced or increased from time to time as provided in Section 3.4, the “Revolving Committed Amount”), (ii) with regard to each Lender individually, the sum of such Lender’s outstanding Revolving Loans plus such Lender’s Participation Interests in Letters of Credit and LOC Obligations shall not exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount and (iii) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than ten (10) Eurodollar Loans which are Revolving Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

SUBPART 2.4    Amendments to Section 2.3.    Subsection (b)(i) of Section 2.3 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

2.3    Delayed-Draw Term Loans.

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(b)    Delayed-Draw Term Loan Borrowings.

(i)  Borrowing Mechanics.  On each occasion occurring prior to the date ten (10) Business Days prior to the Delayed-Draw Term Loan Commitment Termination Date (and at least 30 days after the immediately preceding date of a Delayed-Draw Term Loan borrowing, if any) that either (x) the aggregate principal amount of Revolving Loans equals or exceeds $30,000,000 or (y) the Borrower delivers to the Administrative Agent a Delayed-Draw Term Loan Borrowing Request for a Delayed-Draw Term Loan of at least $10,000,000 (or an integral multiple of $1,000,000 in excess thereof, or the remaining amount of the Delayed-Draw Term Loan Committed Amount, if less), the Borrower shall be deemed to have requested a Delayed-Draw Term Loan borrowing (which request shall be irrevocable) (A) in an aggregate principal amount equal to (1) in the case of a borrowing request deemed to have been made pursuant to clause (x) of this subsection (i), the lesser of (I) the amount by which the aggregate principal amount of Revolving Loans outstanding on the date such borrowing request is deemed to have been made exceeds $20,000,000 and (II) the remaining amount of the Delayed-Draw Term Loan Committed Amount, or (2) in the case of a borrowing request made pursuant to clause (y) of this subsection (i), the amount of the requested borrowing as set forth in the related Delayed-Draw Term Loan Borrowing Request, (B) to be funded on the date ten (10) Business Days thereafter (or such later date as the Fronting Bank and the Administrative Agent may agree with the Borrower in order to minimize the incurrence of costs by the Borrower pursuant to Section 3.12(a) in connection with such borrowing) and (C) unless the Borrower shall specify otherwise in a written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the third Business Day prior to the date of the applicable borrowing, to consist of a Base Rate Loan. The Administrative Agent shall give notice (a “Delayed-Draw Term Loan Funding Notice”) to the Fronting Bank and each affected Lender promptly upon the occurrence of any request or deemed request for a Delayed-Draw Term Loan pursuant to this Section 2.3(b)(i), specifying the aggregate principal amount of such Delayed-Draw Term Loan, whether such Delayed-Draw Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor and the portion of such Delayed-Draw Term Loan which each such Lender is required to purchase. Notwithstanding any other provision of this Credit Agreement to the contrary, the proceeds of any borrowing of Delayed-Draw Term Loans deemed to have been requested pursuant to clause (x) of this subsection (i) shall be applied to the repayment of Revolving Loans.

SUBPART 2.5    Amendments to Section 2.4.    Subsections (a) and (d) of Section 2.4 of the Existing Credit Agreement are hereby amended in their entireties to read as follows:

2.4    Tranche B Term Loan.

(a)    Tranche B Term Commitment.    Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower on the Closing Date such Lender’s Tranche B Term Loan Percentage of a term loan in Dollars (the “Tranche B Term Loan”) in the aggregate principal amount of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) (as such aggregate maximum amount may be reduced from time to time by any payments or prepayments of principal on the Tranche B Term or increased from time to time as provided in Section 3.4, the “Tranche B Term Loan Committed Amount”). The full principal amount of the Tranche B Term Loan shall be disbursed on the Closing Date as a Base Rate Loan, and no portion of the Tranche B Term Loan shall consist of a Eurodollar Loan until the date which is 5 Business Days after the Closing Date. Thereafter, the Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than five (5) Eurodollar Loans which are Tranche B Term Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Tranche B Term Loan may not be reborrowed.

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(d)    Repayment of Tranche B Term Loan.    The Borrower hereby promises to pay the outstanding principal amount of the Tranche B Term Loan in twenty-eight (28) consecutive quarterly installments as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3 or as the result of an increase in the amount of the Tranche B Term Loan Committed Amount pursuant to Section 2.6(a) or Section 3.4(f)), unless accelerated sooner pursuant to Section 9.2:

Principal Amortization Payment Dates	Tranche B Term Loan Principal Amortization Payment
Each March 31, June 30, September 30 and December 31 from and including December 31, 2001 through and including September 30, 2007	$375,000

December 31, 2007, March 31, 2008 and June 30, 2008	$35,250,000

Maturity Date	Unpaid Balance

SUBPART 2.6    New Section 2.5.    The following new Section 2.5 is hereby added to the Existing Credit Agreement immediately following existing Section 2.4 thereof:

2.5    New Delayed-Draw Term Loans.

(a)    Term Commitment.    Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, (i) the Fronting Bank severally agrees, to the extent, in each case, that the Administrative Agent has received corresponding payments from other Lenders pursuant to clause (ii) below, to make available to the Borrower up to four (4) advances of term loans in Dollars (“New Delayed-Draw Term Loans”) from time to time after the Delayed-Draw Term Loan Committed Amount shall have been reduced to zero ($0) or been terminated and until the New Delayed-Draw Term Loan Commitment Termination Date and (ii) each Lender severally agrees, for the benefit of the Borrower, to purchase from the Fronting Bank such Lender’s New Delayed-Draw Term Loan Commitment Percentage of each such New Delayed-Draw Term Loan advanced by the Fronting Bank; provided, however, that (i) the aggregate principal amount of all New Delayed-Draw Term Loans shall not exceed TWENTY-SEVEN MILLION DOLLARS ($27,000,000) (as such aggregate maximum amount may be reduced or increased from time to time as provided in Section 3.4, the “New Delayed-Draw Term Loan Committed Amount”) and (ii) with regard to each Lender individually, such Lender shall not be required to purchase outstanding New Delayed-Draw Term Loans in an aggregate amount exceeding such Lender’s New Delayed-Draw Term Loan Commitment Percentage of the New Delayed-Draw Term Loan Committed Amount. New Delayed-Draw Term Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request (subject to the terms of this Section 2.5); provided, however, that no more than six (6) Eurodollar Loans which are New Delayed-Draw Term Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid or prepaid on the New Delayed-Draw Term Loans may not be reborrowed.

(b)    New Delayed-Draw Term Loan Borrowings.

(i)  Borrowing Mechanics.  On each occasion occurring after the Delayed-Draw Term Loan Committed Amount shall have been reduced to zero ($0) or been terminated and prior to the date ten (10) Business Days prior to the New Delayed-Draw Term Loan Commitment Termination Date (and at least 30 days after the immediately preceding date of a New Delayed-Draw Term Loan borrowing, if any) that either (x) the aggregate principal amount of Revolving Loans equals or exceeds $30,000,000 or (y) the Borrower delivers to the Administrative Agent a New Delayed-Draw Term Loan Borrowing Request for a New Delayed-Draw Term Loan of at least $10,000,000 (or an integral multiple of $1,000,000 in excess thereof, or the remaining amount of the Delayed-Draw Term Loan Committed Amount, if less), the Borrower shall be deemed to have requested a New Delayed-Draw Term Loan borrowing (which request shall be irrevocable) (A) in an aggregate principal amount equal to (1) in the case of a borrowing request deemed to have been made pursuant to clause (x) of this subsection (i), the lesser of (I) the amount by which the aggregate principal amount of Revolving Loans outstanding on the date such borrowing request is deemed to have been made exceeds $20,000,000 and (II) the remaining amount of the New Delayed-Draw Term Loan Committed Amount, or (2) in the case of a borrowing request made pursuant to clause (y) of this subsection (i), the amount of the requested borrowing as set forth in the related New Delayed-Draw Term Loan Borrowing Request, (B) to be funded on the date ten (10) Business Days thereafter (or such later date as the Fronting Bank and the Administrative Agent may agree with the Borrower in order to minimize the incurrence of costs by the Borrower pursuant to Section 3.12(a) in connection with such borrowing) and (C) unless the Borrower shall specify otherwise in a written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the third Business Day prior to the date of the applicable borrowing, to consist of a Base Rate Loan. The Administrative Agent shall give notice (a “New Delayed-Draw Term Loan Funding Notice”) to the Fronting Bank and each affected Lender promptly upon the occurrence of any request or deemed request for a New Delayed-Draw Term Loan pursuant to this Section 2.5(b)(i), specifying the aggregate principal amount of such New Delayed-Draw Term Loan, whether such New Delayed-Draw Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor and the portion of such New Delayed-Draw Term Loan which each such Lender is required to purchase. Notwithstanding any other provision of this Credit Agreement to the contrary, the proceeds of any borrowing of New Delayed-Draw Term Loans deemed to have been requested pursuant to clause (x) of this subsection (i) shall be applied to the repayment of Revolving Loans.

(ii)  Minimum Amounts.  Each Eurodollar Loan or Base Rate Loan that is a New Delayed-Draw Term Loan shall be in a minimum aggregate principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the New Delayed-Draw Term Loan Committed Amount, if less).

(iii)  Advances.  In respect of each proposed New Delayed-Draw Term Loan advance, (A) each Lender will make available to the Administrative Agent (for the account of the Fronting Bank) as specified in Section 3.15(a), or in such other manner as the Administrative Agent may specify in writing, by 2:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable New Delayed-Draw Term Loan Funding Notice in Dollars and in immediately available funds, an amount equal to such Lender’s New Delayed-Draw Term Loan Commitment Percentage of such proposed New Delayed-Draw Term Loan borrowing, as payment by such Lender of the purchase price for the assignment by the Fronting Bank to such Lender of such Lender’s ratable share of such New Delayed-Draw Term Loan borrowing (which amounts shall be held in trust by the Administrative Agent until (1) the Fronting Bank has made available to the Administrative Agent corresponding funds representing the proceeds of the related New Delayed-Draw Term Loan and (2) the Administrative Agent has made the proceeds of such New Delayed-Draw Term Loan available to the Borrower in the manner provided below) and (B) the Fronting Bank will make available to the Administrative Agent (for the account of the Borrower) by 2:30 P.M. (Charlotte, North Carolina time) on the applicable borrowing date in Dollars and in immediately available funds, an amount equal to the amount of the proposed New Delayed-Draw Term Loan or, if less, an amount corresponding to the aggregate amount of funds delivered by other Lenders to the Administrative Agent (for the account of the Fronting Bank) in connection with such New Delayed-Draw Term Loan. Funds so deposited with the Administrative Agent by the Fronting Bank will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the amount made available to the Administrative Agent by the Fronting Bank and in like funds as received by the Administrative Agent.

(c)    New Delayed-Draw Term Loan Assignments.    Concurrently with making the proceeds of a New Delayed-Draw Term Loan borrowing available to the Borrower pursuant to Section 2.5(b)(iii) above, the Administrative Agent shall turn over to the Fronting Bank the funds deposited with, and held in trust by, the Administrative Agent by the Lenders in connection with such New Delayed-Draw Term Loan borrowing, whereupon, in each case, automatically the Fronting Bank shall be deemed to have irrevocably sold and assigned to each Lender holding at such time a New Delayed-Draw Term Loan Commitment (each such Lender being referred to in this Section 2.5(c), an “New Delayed-Draw Term Lender”), without recourse to the Fronting Bank (except that the Fronting Bank shall be deemed to represent to each New Delayed-Draw Term Lender that (i) the Fronting Bank is the legal and beneficial owner of the interest in the New Delayed-Draw Term Loan purported to be assigned to such New Delayed-Draw Term Lender and (ii) such interest in the New Delayed-Draw Term Loan is free and clear of any adverse claim), and each New Delayed-Draw Term Lender shall be deemed to have purchased and assumed from the Fronting Bank, without recourse to the Fronting Bank (except in respect of the deemed representations of the Fronting Bank set forth above), an interest in the Fronting Bank’s rights and obligations under the Credit Agreement with respect to such New Delayed-Draw Term Loan in an amount equal to such Lender’s New Delayed-Draw Term Loan Commitment Percentage of such New Delayed-Draw Term Loan. The Administrative Agent shall make appropriate entries in the Register in respect of each assignment of New Delayed-Draw Term Loans effected pursuant to the terms of this Section 2.5(c).

(d)    Repayment of New Delayed-Draw Term Loans.    The Borrower hereby promises to pay the aggregate principal amount of the New Delayed-Draw Term Loans outstanding as of the New Delayed-Draw Term Loan Commitment Termination Date in fifteen (15) consecutive quarterly installments as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3), unless accelerated sooner pursuant to Section 9.2:

Principal Amortization Payment Dates	New Delayed-Draw Term Loan Principal Amortization Payment (% of Total New Delayed- Draw Term Loans outstanding at the New Delayed- Draw Term Loan Commitment Termination Date)
Each March 31, June 30, September 30 and December 31 from and including March 31, 2005 through and including September 30, 2007	0.25%

December 31, 2007, March 31, 2008, June 30, 2008 and Maturity Date	24.31250%

(e)    Interest.    Subject to the provisions of Section 3.1, the New Delayed-Draw Term Loans shall bear interest at a per annum rate equal to:

(i)  Base Rate Loans.  During such periods as the New Delayed-Draw Term Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

(ii)  Eurodollar Loans.  During such periods as the New Delayed-Draw Term Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

The Borrower hereby promises to pay interest on the New Delayed-Draw Term Loans in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

(f)    New Delayed-Draw Term Notes.    The Borrower hereby agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note evidencing the New Delayed-Draw Term Loans of such Lender, substantially in the form of Exhibit 2.5(f), with appropriate insertions as to date and principal amount (a “New Delayed-Draw Term Note”).

(g)    New Delayed-Draw Term Loan Tranches.    Notwithstanding any other provision to the contrary contained in this Credit Agreement, for purposes of administration of the New Delayed-Draw Term Loans:

(i)  The term loan facility described in this Section 2.5 shall be deemed to consist of one (1) separate $20,000,000 tranche (“New Delayed-Draw Term Loan Tranche 1”), one (1) separate tranche (“New Delayed-Draw Term Loan Tranche 2”) in an amount equal to the amount by which the New Delayed Draw Term Loan Committed Amount as of the first date that a New Delayed-Draw Term Loan advance is requested or deemed to be requested under Section 2.5(b)(i) exceeds $20,000,000 (but such tranche shall not exceed $20,000,000) and, if applicable, one (1) separate tranche (“New Delayed-Draw Term Loan Tranche 3” and, collectively with New Delayed-Draw Term Loan Tranches 1 and 2, the “New Delayed Draw Term Loan Tranches”) in an amount equal to the amount by which the New Delayed Draw

Term Loan Committed Amount as of the first date that a New Delayed-Draw Term Loan advance is requested or deemed to be requested under Section 2.5(b)(i) exceeds $40,000,000.

(ii)  Each Lender’s New Delayed-Draw Term Loan Commitment shall be allocated ratably over each of the New Delayed-Draw Term Loan Tranches.

(iii)  Advances of New Delayed-Draw Term Loans (A) shall be funded from the New Delayed-Draw Term Loan Tranches in chronological order, beginning with New Delayed-Draw Term Loan Tranche 1, and (B) shall not be funded under the next succeeding chronologically higher New Delayed-Draw Term Loan Tranche until availability under the chronologically lower New Delayed-Draw Term Loan Tranche shall have been fully utilized.

SUBPART 2.7    New Section 2.6.    The following new Section 2.6 is hereby added to the Existing Credit Agreement immediately following new Section 2.5 thereof:

2.6    Conversion of Delayed-Draw Term Loans into Tranche B Term Loans.

Notwithstanding any other provision to the contrary contained in this Credit Agreement, on each of March 31, 2003 and the Delayed-Draw Term Loan Commitment Termination Date:

(a)  Automatically (i) outstanding Delayed-Draw Term Loans in an aggregate principal amount (derived ratably from all of the Lenders holding Delayed-Draw Term Loans) equal to (x) in the case of the conversion occurring at March 31, 2003, $50,000,000 or (y) in the case of the conversion occurring on the Delayed-Draw Term Loan Commitment Termination Date, the aggregate then outstanding principal balance of the Delayed-Draw Term Loans, shall be converted into, and thereafter for all purposes of this Credit Agreement and the other Credit Documents shall be deemed to be, Tranche B Term Loans, (ii) the Tranche B Term Loan Committed Amount shall be increased by a corresponding amount over the amount thereof then in effect, (iii) in the case of the conversion occurring at March 31, 2003, the amortization table set forth in Section 2.4(d) shall be replaced with the amortization table set forth below:

Principal Amortization Payment Dates	Tranche B Term Loan Principal Amortization Payment
Each March 31, June 30, September 30 and December 31 from and including December 31, 2001 through and including March 31, 2003	$375,000.00

Each March 31, June 30, September 30 and December 31 from and including June 30, 2003 through and including September 30, 2007	$502,285.00

December 31, 2007, March 31, 2008 and June 30, 2008	$47,177,217.50

Maturity Date	Unpaid Balance

and (iv) in the case of the conversion occurring on the Delayed-Draw Term Loan Commitment Termination Date, (A) beginning with the Principal Amortization Payment Date occurring on December 31, 2003, the amount of each Principal Amortization Payment on the Tranche B Term Loan shall be increased to the smallest amount that, when allocated ratably (based on outstandings) among all of the Lenders holding Tranche B Term Loans immediately after giving effect to such conversion, would provide (assuming all other things to be equal) for each of the Lenders under the Tranche B Term Loans immediately prior to giving effect to such conversion to receive in connection with such Principal Amortization Payment an amount at least equal to the amount that such Lender would have received had such conversion (and the corresponding adjustment to such Principal Amortization Payment pursuant to this Section 2.6(a)(iv)) not taken place and (B) the Principal Amortization Payment for the Tranche B Term Loans on the Maturity Date thereof shall be in the amount equal to the then unpaid balance thereof.

(b)  The Borrower hereby agrees that, upon the request to the Administrative Agent by any Lender who becomes a holder of Tranche B Term Loans pursuant to the operation of clause (a), the Borrower will execute and deliver to such Lender a Tranche B Term Note with appropriate insertions as to date and principal amount.

SUBPART 2.8    Amendments to Section 3.3.    Subsections (a) and (b)(vii) of Section 3.3 of the Existing Credit Agreement are hereby amended in their entireties to read as follows:

3.3    Prepayments.

(a)    Voluntary Prepayments.    The Borrower shall have the right to prepay Loans in whole or in part from time to time upon prior notice to the Administrative Agent; provided, however, that (i) each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the then remaining principal balance of the Revolving Loans, the Delayed-Draw Term Loans, the Tranche B Term Loan or the New Delayed-Draw Term Loans, as applicable, if less) and (ii) any prepayment of the Delayed-Draw Term Loans, the Tranche B Term Loan or the New Delayed-Draw Term Loans shall be applied ratably to the Delayed-Draw Term Loans, the Tranche B Term Loan and the New Delayed-Draw Term Loans (in each case ratably to remaining Principal Amortization Payments). Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower shall fail to specify with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to Revolving Loans and then ratably to the Delayed-Draw Term Loans, the Tranche B Term Loan and the New Delayed-Draw Term Loans (in each case ratably to remaining Principal Amortization Payments), in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.3(a).

(b)    Mandatory Prepayments.

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(vii)  Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(A), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(B), to a cash collateral account in respect of LOC Obligations and (C) with respect to all amounts prepaid pursuant to Section 3.3(b)(ii), (iii), (iv), (v) or (vi), pro rata to the Delayed-Draw Term Loans, the Tranche B Term Loan and the New Delayed-Draw Term Loans (in each case ratably to remaining Principal Amortization Payments). Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

SUBPART 2.9    Amendments to Section 3.4.    The heading of Section 3.4 of the Existing Credit Agreement is hereby amended to read as follows, subsections (a), (c) and (e) of Section 3.4 of the Existing Credit Agreement are hereby amended in their entireties to read as follows and the following new subsections (f) and (g) are hereby added to Section 3.4 of the Existing Credit Agreement immediately following existing subsection (e) thereof:

3.4    Termination and Reduction of Commitments; Increase of New Delayed-Draw Term Loan Commitments.

(a)    Voluntary Reductions.

(i)  Revolving Committed Amount.  The Borrower from time to time may permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $2,000,000 or in integral multiples of $500,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon three (3) Business Days’ prior written notice to the Administrative Agent; provided, however, that (i) the Revolving Committed Amount may not be reduced or terminated prior to the New Delayed-Draw Term Loan Commitment Termination Date and (ii) no such termination or reduction of the Revolving Committed Amount shall be made which would cause the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations to exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a)(i).

(ii)  Delayed-Draw Term Loan Committed Amount.  The Borrower from time to time after March 31, 2003 may permanently reduce or terminate the Delayed-Draw Term Loan Committed Amount in whole or in part (in minimum aggregate amounts of $2,000,000 or in integral multiples of $500,000 in excess thereof (or, if less, the full remaining amount of the then applicable Delayed-Draw Term Loan Committed Amount)) upon three (3) Business Days’ prior written notice to the Administrative Agent. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a)(ii).

(iii)  New Delayed-Draw Term Loan Committed Amount.  The Borrower from time to time may permanently reduce or terminate the New Delayed-Draw Term Loan Committed Amount in whole or in part (in minimum aggregate amounts of $2,000,000 or in integral multiples of $500,000 in excess thereof (or, if less, the full remaining amount of the then applicable New Delayed-Draw Term Loan Committed Amount)) upon three (3) Business Days’ prior written notice to the Administrative Agent; provided, however, that no such termination or reduction of the New Delayed-Draw Term Loan Committed Amount shall be made which would cause the New Delayed-Draw Term Loan Committed Amount to be less than the outstanding principal amount of Revolving Loans with respect to which a request for a New Delayed-Draw Term Loan to refinance such Revolving Loans is in effect pursuant to Section 2.5(b)(i)(x). The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a)(iii).

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(c)    (i)    Delayed-Draw Term Loan Commitments.    Unless terminated sooner pursuant to Section 3.4(a)(ii) or Section 9.2, (A) concurrently with the making of each Delayed-Draw Term Loan, the Delayed-Draw Term Loan Committed Amount automatically shall be permanently reduced by the amount of such Delayed-Draw Term Loan and (B) the Delayed-Draw Term Loan Commitments and the Fronting Commitment shall automatically terminate on the Delayed-Draw Term Loan Commitment Termination Date.

(ii)  New Delayed-Draw Term Loan Commitments.  Unless terminated sooner pursuant to Section 3.4(a)(iii) or Section 9.2, (A) concurrently with the making of each New Delayed-Draw Term Loan, the New Delayed-Draw Term Loan Committed Amount automatically shall be permanently reduced by the amount of such New Delayed-Draw Term Loan and (B) the New Delayed-Draw Term Loan Commitments and the New Fronting Commitment shall automatically terminate on the New Delayed-Draw Term Loan Commitment Termination Date.

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(e)    General.    The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 3.5(a)(i), Section 3.5(a)(ii) or Section 3.5(a)(iii), as applicable, (i) on the date of each termination or reduction of the Revolving Committed Amount, the Revolving Commitment Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced, (ii) on the date of each termination or reduction of the Delayed-Draw Term Loan Committed Amount, the Delayed-Draw Term Loan Commitment Unused Fee accrued through the date of such termination or reduction on the amount of the Delayed-Draw Term Loan Committed Amount so terminated or reduced and (iii) on the date of each termination or reduction of the New Delayed-Draw Term Loan Committed Amount, the New Delayed-Draw Term Loan Commitment Unused Fee accrued through the date of such termination or reduction on the amount of the New Delayed-Draw Term Loan Committed Amount so terminated or reduced.

(f)    Increase in Credit Facilities.    The Borrower shall have the right on no more than five (5) separate occasions during the period from the First Amendment Effective Date to cause the Revolving Committed Amount, the Tranche B Term Loan Committed Amount and/or the New Delayed-Draw Term Loan Committed Amount to be increased in an aggregate amount of not more than $23,000,000, subject, however, in any such case, to satisfaction of the following conditions precedent:

(1)  such increase shall become effective (A) on or before the New Delayed-Draw Term Loan Commitment Termination Date and (B) in the case of an increase in the New Delayed-Draw Term Loan Committed Amount, prior to the first date that a New Delayed-Draw Term Loan advance is requested or deemed to be requested under Section 2.5(b)(i);

(2)  no Event of Default shall have occurred and be continuing on the date on which such increase is to become effective;

(3)  the representations and warranties set forth in Section 6 of this Credit Agreement shall be true and correct in all material respects on and as of the date on which such increase is to become effective;

(4)  on or before the date on which such increase is to become effective, the Administrative Agent shall have received (1) for its own account, such fees and expenses of the Administrative Agent paid in connection with such increase as are mutually acceptable to the Administrative Agent and the Borrower and (2) for the account of each Person providing an additional Commitment, an upfront fee in an amount required such Person and mutually acceptable to the Administrative Agent and the Borrower and to be determined at such time;

(5)  the aggregate amount of any such increase hereunder shall be in a minimum amount of $1,000,000 (and in integral multiples of $100,000 in excess thereof);

(6)  such requested increase shall be effective on such date only to the extent that, on or before such date, the Administrative Agent shall have (A) received and accepted from one or more Eligible Assignees a New Commitment Agreement, with respect to the additional Commitment of such Person and (B) in the case of a proposed increase in the Tranche B Term Loan Committed Amount pursuant to this Section 3.4(f), received from the Person providing such additional Tranche B Term Loan Commitment proceeds in Dollars in an amount equal to (1) in the case of an existing Lender with a Tranche B Term Loan Commitment immediately prior to such increase, the applicable increase in such Lender’s Tranche B Term Loan Percentage as a result of such increase in the Tranche B Term Loan Committed Amount or (2) in the case of a Person not previously a Lender hereunder with a Tranche B Term Loan Commitment, such Person’s Tranche B Term Loan Percentage of the Tranche B Term Loan Committed Amount after giving effect to such increase; and

(7)  upon the execution of any New Commitment Agreement, the Borrower, if so requested by the Person providing such additional Commitment, shall execute and deliver an appropriate Note to such Person, which, in the case of an existing Lender shall replace the Revolving Note, Tranche B Term Note or New Delayed-Draw Term Note, as applicable, previously issued to such Lender, if any.

(g)  Upon the effectiveness of the increase in the Revolving Committed Amount, Tranche B Term Loan Committed Amount or the New Delayed-Draw Term Loan Committed Amount, as applicable, pursuant to subsection (f), (i) the Revolving Commitment Percentage, Tranche B Term Loan Percentage or New Delayed-Draw Term Loan Commitment Percentage, as applicable, of each Lender shall be automatically adjusted to give effect to such increase, provided that (A) the amount of each Lender’s Revolving Commitment, Tranche B Term Loan Commitment and New Delayed-Draw Term Loan Commitment (other than a Lender whose Revolving Commitment, Tranche B Term Loan Commitment or New Delayed-Draw Term Loan Commitment shall have been increased in connection with such increase) shall remain unchanged and (B) the amount of Revolving Loans, Tranche B Term Loans and New Delayed-Draw Term Loans held by each Lender shall remain unchanged (excluding any subsequent extensions of credit in respect of available Commitments), (ii) in the case of an increase in the Revolving Committed Amount or the Tranche B Term Loan Committed Amount, the Borrower, the Administrative Agent and the Lenders will use all commercially reasonable efforts to assign and assume outstanding Loans of the affected category to conform the respective amounts thereof held by each Lender to the respective Revolving Commitment Percentages and/or Tranche B Term Loan Percentages, as applicable, as so adjusted, it being understood that the parties hereto shall use commercially reasonable efforts to avoid prepayment or assignment of any affected Loan that is a Eurodollar Loan on a day other than the last day of the Interest Period applicable thereto and (iii) in the case of an increase in the Tranche B Term Loan Committed Amount, (A) beginning with the Principal Amortization Payment Date next succeeding the date of such increase, the amount of each Principal Amortization Payment on the Tranche B Term Loans shall be increased by the minimum amount that, when allocated ratably (based on outstandings) among all of the Lenders holding Tranche B Term Loans immediately after giving effect to such increase in the Tranche B Term Loan Committed Amount, would provide (assuming all other things to be equal) for each of the Lenders under the Tranche B Term Loans immediately prior to giving effect to such increase in the Tranche B Term Loan Committed Amount to receive in connection with such Principal Amortization Payment an amount at least equal to the amount that such Lender would have received had such increase in the Tranche B Term Loan Committed Amount (and the corresponding adjustment to such Principal Amortization Payment pursuant to this Section 3.4(g)) not taken place and (B) the Principal Amortization Payment for the Tranche B Term Loans on the Maturity Date thereof shall be in the amount equal to the then unpaid balance thereof.

SUBPART 2.10    Amendments to Section 3.5.    Clause (ii) of Section 3.5(a) of the Existing Credit Agreement is hereby amended to read as follows and the following new clause (iii) is hereby added to Section 3.5(a) of the Existing Credit Agreement immediately following existing clause (ii) thereof:

3.5    Fees.

(a)    Unused Fees.

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(ii)  Delayed-Draw Term Loan Commitment Unused Fee.  In consideration of the Delayed-Draw Term Loan Commitments of the Lenders hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the “Delayed-Draw Term Loan Commitment Unused Fee”) on the then applicable Delayed-Draw Term Loan Committed Amount computed at a per annum rate for each day during the applicable Delayed-Draw Term Loan Commitment Unused Fee Calculation Period (hereinafter defined) at a rate of 2.00%. The Delayed-Draw Term Loan Commitment Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Delayed-Draw Term Loan Committed Amount is reduced and on the Delayed-Draw Term Loan Commitment Termination Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Delayed-Draw Term Loan Commitment Unused Fee is payable hereunder being herein referred to as a “Delayed-Draw Term Loan Commitment Unused Fee Calculation Period”), beginning with the payment due on December 31, 2001.

(iii)  New Delayed-Draw Term Loan Commitment Unused Fee.  In consideration of the New Delayed-Draw Term Loan Commitments of the Lenders hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the “New Delayed-Draw Term Loan Commitment Unused Fee”) on the then applicable New Delayed-Draw Term Loan Committed Amount computed at a per annum rate for each day during the applicable New Delayed-Draw Term Loan Commitment Unused Fee Calculation Period (hereinafter defined) at a rate of 2.50%. The New Delayed-Draw Term Loan Commitment Unused Fee shall commence to accrue on the First Amendment Effective Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the New Delayed-Draw Term Loan Committed Amount is reduced and on the New Delayed-Draw Term Loan Commitment Termination Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the New Delayed-Draw Term Loan Commitment Unused Fee is payable hereunder being herein referred to as a “New Delayed-Draw Term Loan Commitment Unused Fee Calculation Period”), beginning with the payment due on March 31, 2003.

SUBPART 2.11    Amendments to Section 3.12.    Section 3.12 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

3.12    Compensation.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)  any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan

(whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), including, without limitation, any Conversion or prepayment of any Eurodollar Loan associated with any conversion of Delayed-Draw Loans into Tranche B Term Loans pursuant to Section 2.6 or with any increase in the Revolving Committed Amount, Tranche B Term Loan Committed Amount or the New Delayed-Draw Term Loan Committed Amount pursuant to Section 3.4(f);

(b)  any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)  any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.17 or in connection with any conversion of Delayed-Draw Loans into Tranche B Term Loans pursuant to Section 2.6 or any increase in the Revolving Committed Amount, Tranche B Term Loan Committed Amount or the New Delayed-Draw Term Loan Committed Amount pursuant to Section 3.4(f);

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.12, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Interbank Offered Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

SUBPART 2.12    Amendments to Section 3.13. Section 3.13 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

3.13    Pro Rata Treatment.

Except to the extent otherwise provided herein:

(a)    Loans.    Each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Revolving Commitment Unused Fees, each payment of Delayed-Draw Term Loan Commitment Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each payment of New Delayed-Draw Term Loan Commitment Unused Fees, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans of the applicable type and Participation Interests in Loans of the applicable type and Letters of Credit.

(b)    Advances.    No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing (or, in the case of a Delayed-Draw Term Loan borrowing or a New Delayed-Draw Term Loan borrowing, a purchase of assignments from the Fronting Bank) hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any

Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing (and/or, in the case of a Delayed-Draw Term Loan borrowing or a New Delayed-Draw Term Loan borrowing, a purchase of assignments from the Fronting Bank) to be made on such date, the Administrative Agent (and/or, in the case of a Delayed-Draw Term Loan borrowing or a New Delayed-Draw Term Loan borrowing, the Fronting Bank) may assume that such Lender has made such amount available to the Administrative Agent on the date of such borrowing, and the Administrative Agent (and, in the case of a Delayed-Draw Term Loan borrowing or a New Delayed-Draw Term Loan borrowing, the Fronting Bank) in reliance upon such assumption, may (in its (or their, as applicable) sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent (or, in the case of a Delayed-Draw Term Loan borrowing or a New Delayed-Draw Term Loan borrowing, the Fronting Bank), the Administrative Agent (or, in the case of a Delayed-Draw Term Loan borrowing or a New Delayed-Draw Term Loan borrowing, the Fronting Bank) shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon demand therefor by the Administrative Agent (or, in the case of a Delayed-Draw Term Loan borrowing or a New Delayed-Draw Term Loan borrowing, the Fronting Bank), the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent (or, in the case of a Delayed-Draw Term Loan borrowing or a New Delayed-Draw Term Loan borrowing, the Fronting Bank). The Administrative Agent (or, in the case of a Delayed-Draw Term Loan borrowing or a New Delayed-Draw Term Loan borrowing, the Fronting Bank) shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent (or the Fronting Bank, as applicable) to the Borrower to the date such corresponding amount is recovered by the Administrative Agent (or the Fronting Bank, as applicable) at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing, the Delayed-Draw Term Loan Funding Notice or the New Delayed-Draw Term Loan Funding Notice and (ii) from a Lender at the Federal Funds Rate.

SUBPART 2.13    Amendments to Section 3.17. Section 3.17 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

3.17    Replacement of Affected Lenders.

If (i) any Lender having a Revolving Commitment, a Delayed-Draw Term Loan Commitment or a New Delayed-Draw Term Loan Commitment becomes a Defaulting Lender or otherwise defaults in its Revolving Commitment, Delayed-Draw Term Loan Commitment or New Delayed-Draw Term Loan Commitment, as applicable, (ii) any Credit Party is required to make any payments to any Lender under Section 3.6, Section 3.9 or Section 3.11 in excess of the proportionate amount (based on the respective Commitments and/or Loans of the Lenders) of corresponding payments required to be made to the other Lenders or (iii) any Lender is unable or unwilling to make, maintain, and fund Eurodollar Loans as contemplated by Section 3.8, the Borrower shall have the right, if no Event of Default then exists, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”), provided that (a) at the time of any replacement pursuant to this Section 3.17, the Replaced Lender and Replacement Lender shall enter into an Assignment and Acceptance pursuant to which the Replacement Lender shall acquire all or a portion, as the case may be, of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender and (b) all obligations of the Borrower owing to the Replaced Lender relating to the Loans so replaced (including, without limitation, such increased costs and excluding those specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the appropriate Assignment and Acceptance, the payment of amounts referred to in clauses (a) and (b) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder with respect to such replaced Loans, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, (1) the Lender that acts as the Issuing Lender may not be replaced hereunder at any time that it has Letters of Credit outstanding hereunder unless arrangements reasonably satisfactory to the Issuing Lender (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such Issuing Lender or the depositing of cash collateral into a cash collateral account maintained with the Administrative Agent in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit and (2) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.9. The Replaced Lender shall be required to deliver for cancellation its applicable Notes to be canceled on the date of replacement, or if any such Note is lost or unavailable, such other assurances or indemnification therefor as the Borrower may reasonably request.

SUBPART 2.14    Amendments to Section 5.2.    Section 5.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

5.2    Conditions to all Extensions of Credit.

The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

(a)  The Borrower shall have delivered (i) in the case of any Loan (or any portion thereof), an appropriate Notice of Borrowing (or (x) in the case of a request for a Delayed-Draw Term Loan, the Administrative Agent shall have delivered a Delayed-Draw Term Loan Funding Notice and (y) in the case of a request for a New Delayed-Draw Term Loan, the Administrative Agent shall have delivered a New Delayed-Draw Term Loan Funding Notice) or Notice of Continuation/Conversion or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

(b)  The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date which shall be true and correct as of such earlier date);

(c)  There shall not have been commenced against any Consolidated Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed;

(d)  No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

(e)  Immediately after giving effect to the making of such Loan, in the case of a request for a Revolving Loan, (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall not exceed the Revolving Committed Amount and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing, each Delayed-Draw Term Loan Funding Notice, each New Delayed-Draw Term Loan Funding Notice and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.

SUBPART 2.15    Amendments to Section 7.9.    Subsection (a) of Section 7.9 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

7.9    Financial Covenants.

(a)    Senior Leverage Ratio.    The Senior Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties set forth below, shall be less than or equal to:

Fiscal Year	September 30	December 31	March 31	June 30
2002	NA	2.50 to 1.00	2.50 to 1.00	2.50 to 1.00
2003	2.50 to 1.00	2.50 to 1.00	2.85 to 1.00	2.85 to 1.00
2004	2.85 to 1.00	2.85 to 1.00	2.85 to 1.00	2.65 to 1.00
2005	2.65 to 1.00	2.65 to 1.00	2.65 to 1.00	2.25 to 1.00
2006	2.25 to 1.00	2.25 to 1.00	2.25 to 1.00	2.00 to 1.00
2007	2.00 to 1.00	2.00 to 1.00	2.00 to 1.00	2.00 to 1.00
2008	2.00 to 1.00	2.00 to 1.00	2.00 to 1.00	1.75 to 1.00
Thereafter	1.75 to 1.00	1.75 to 1.00	1.75 to 1.00	1.75 to 1.00

SUBPART 2.16    New Section 7.16.    The following new Section 7.16 is hereby added to the Existing Credit Agreement immediately following existing Section 7.15 thereof:

7.16    Additional Further Assurances.

Notwithstanding any provision of this Credit Agreement to the contrary, the Borrower shall (i) cause to be delivered to the Administrative Agent by August 30, 2003 (or such later date as the Administrative Agent shall reasonably determine) all items in respect of the Property acquired in the CMI Acquisition required to be delivered by the terms of Section 7.11 and (ii) cause the outstanding principal balance of the Delayed-Draw Term Loans to be at least $50,000,000 on March 31, 2003, immediately prior to giving effect to the provisions of Section 2.6 on that date.

SUBPART 2.17    Amendments to Section 8.1.    Subsection (c) of Section 8.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

8.1    Indebtedness.

The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

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(c)  (i)  purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) (A) hereafter incurred by the Borrower or any of its Restricted

Subsidiaries to finance the purchase of fixed assets or (B) assumed or acquired by the Borrower and its Restricted Subsidiaries in connection with any transaction otherwise permitted by this Credit Agreement, (ii) unsecured Indebtedness assumed by the Borrower and its Restricted Subsidiaries in connection with a Permitted Acquisition and (iii) unsecured Indebtedness (in addition to Indebtedness permitted pursuant to Section 8.1(f)) of the Borrower issued to the seller to pay a portion of the purchase price for any Person or Property acquired in a Permitted Acquisition, provided that (A) the aggregate principal amount of all such Indebtedness for all such Persons shall not exceed $60,000,000 at any one time outstanding; (B) the aggregate principal amount of all such Indebtedness for all such Persons that are Joint Ventures shall not exceed at any one time outstanding (1) during the period from the Closing Date through and including March 31, 2005, $10,000,000, and (2) at any time thereafter, $15,000,000; (C) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (D) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing (plus premiums, accrued interest and costs of refinancing);

SUBPART 2.18    Amendments to Section 8.2.    Subsection (c) of Section 8.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

8.2    Liens.

The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for:

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(c)  (i) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business (other than with respect to obligations for the payment of borrowed money) and (ii) the contractual Lien of the landlord under that certain Lease Agreement dated June 26, 2000 for the diagnostic medical imaging center located at 25775 West McBean Pkwy, Suite 100, Valencia, California 91355, which lease agreement is being assumed by InSight Health Corp. in connection with the CMI Acquisition, provided that, in the case of both of clauses (i) and (ii) above, such Liens secure only amounts not more than 30 days past due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings in a manner which stays enforcement thereof for which adequate reserves determined in accordance with GAAP have been established;

SUBPART 2.19    Amendments to Section 8.13.    Section 8.13 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

8.13    Capital Expenditures.

The Credit Parties will not permit Consolidated Capital Expenditures for any fiscal year (excluding Consolidated Capital Expenditures to the extent funded with the proceeds of any Equity Issuance by any Consolidated Party to any of the Sponsors or the Related Parties in connection with such Consolidated Capital Expenditures) to exceed the amount set forth below:

(i)  for each of the fiscal years ending June 30, 2003 and June 30, 2004 the greater of (A) $75,000,000 and (B) fifty percent (50%) of Consolidated EBITDA for the most recently ended fiscal year preceding the date of determination with respect to which the Administrative Agent shall have received the Required Financial Information; and

(ii)  for the fiscal year ending June 30, 2005 and for any fiscal year thereafter, the greater of (A) $85,000,000 and (B) fifty percent (50%) of Consolidated EBITDA for the most recently ended fiscal year preceding the date of determination with respect to which the Administrative Agent shall have received the Required Financial Information.

To the extent that any portion of the Consolidated Capital Expenditures limitation (determined without giving effect to the operation of this sentence) is not used during any fiscal year, such unused available amount may be carried forward and used during the next fiscal year only; provided, however, that with respect to any fiscal year, Consolidated Capital Expenditures made during such fiscal year shall be deemed to be made first with respect to the applicable limitation for such fiscal year and then with respect to any carry-forward from the preceding fiscal year.

SUBPART 2.20    Amendments to Section 11.3.    Subsection (b) of Section 11.3 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

11.3    Successors and Assigns.

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(b)  Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), its Participation Interests) at the time owing to it); provided that:

(i)  except in the case of (A) an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it, (B) subject to the terms of Section 11.3(b)(ii), an assignment by any Lender of all of such Lender’s New Delayed-Draw Term Loan Commitment and New Delayed-Draw Term Loans outstanding under any particular New Delayed-Draw Term Loan Tranche and (C) an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment or outstanding principal balance of Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender which holds a New Delayed-Draw Term Loan Commitment from assigning all or a portion of its outstanding New Delayed-Draw Term Loans separate and apart from such Lender’s unfunded New Delayed-Draw Term Loan Commitment, and vice versa; provided, however, that prior to the New Delayed-Draw Term Loan Commitment Termination Date, no Lender may assign all or any portion of its New Delayed-Draw Term Loans outstanding under any New Delayed-Draw Term Loan Tranche unless such assignment is accompanied by an assignment of a ratable percentage of the remaining New Delayed-Draw Term Loan Commitment of the assigning Lender in respect of the applicable New Delayed-Draw Term Loan Tranche; and

(iii)  the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.11, 3.12 and 11.5). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.3. Notwithstanding any provision to the contrary contained in this Section 11.3 or elsewhere in this Credit Agreement, each assignment of New Delayed-Draw Term Loans effected pursuant to the terms of Section 2.5(c) shall constitute an assignment of Loans which is permitted under this Section 11.

SUBPART 2.21    Amendments to Section 11.6.    Section 11.6 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

11.6    Amendments, Waivers and Consents.

Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Lenders, provided, however, that:

(a)  without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended, changed, waived, discharged or terminated so as to

(i)  extend the maturity of any Commitment or the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any Principal Amortization Payment of any Loan, or any portion thereof,

(ii)  reduce the rate or extend the time of payment of interest on any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of

Credit (other than as a result of waiving the applicability of any post-default increase in interest rates) or of any Fees,

(iii)  reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

(iv)  increase the Revolving Commitment, Delayed-Draw Term Loan Commitment, Tranche B Term Loan Commitment or New Delayed-Draw Term Loan Commitment of a Lender over the amount thereof in effect other than as provided in Section 3.4(f) (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.2 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

(v)  except as the result of or in connection with an Asset Disposition not prohibited by Section 8.5, release all or substantially all of the Collateral,

(vi)  except as the result of or in connection with a dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or Section 8.5, release the Borrower or any other material Credit Party from its obligations under the Credit Documents,

(vii)  amend, modify or waive any provision of Section 3.13, Section 3.15(b) or this Section 11.6(a),

(viii)  reduce any percentage specified in the definition of Required Lenders,

(ix)  agree to subordinate, in favor of any Person, any of the Credit Party Obligations or any claims in respect thereof; or

(x)  consent to the assignment or transfer by the Borrower or any other material Credit Party of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

(b)  without the consent of the Required Revolving Lenders, no Default or Event of Default may be waived for purposes of Section 5.2(d) in respect of any proposed Revolving Loan borrowing or Letter of Credit issuance or extension;

(c)  without the consent of the Required Unfunded Delayed-Draw Term Lenders, no Default or Event of Default may be waived for purposes of Section 5.2(d) in respect of any proposed Delayed-Draw Term Loan borrowing;

(d)  without the consent of the Required Revolving Lenders and, prior to the Delayed-Draw Term Loan Commitment Termination Date, the Required Unfunded Delayed-Draw Term Lenders and, prior to the New Delayed-Draw Term Loan Commitment Termination Date, the Required Unfunded New Delayed-Draw Term Lenders, no amendment, change, waiver, discharge or termination of Section 5.2, Section 7.9, Section 7.10, Section 7.11, Section 8 or this Section 11.6(d) shall be effective;

(e)  without the consent of the Administrative Agent, no provision of Section 10 or this Section 11.6(e) may be amended, changed, waived, discharged or terminated;

(f)    without the consent of the Issuing Lender, (i) no provision of Section 2.2, Section 3.5(b)(iii) or this Section 11.6(f) may be amended, changed, waived, discharged or terminated in a manner that is adverse to the Issuing Lender and (ii) the terms of the LOC Commitment may not be changed;

(g)  without the consent of the Fronting Bank, (ii) no provision of Section 2.5 or this Section 11.6(g) may be amended, changed, waived, discharged or terminated in a manner that is adverse to the Fronting Bank, (ii) the terms of the Fronting Commitment may not be changed and (iii) the terms of the New Fronting Commitment may not be changed;

(h)  only Lenders holding (i) Revolving Commitments (and/or Participation Interests therein) or (ii) if the Revolving Commitments have been terminated, Revolving Loans and/or LOC Obligations (and/or Participation Interests in the Revolving Loans and LOC Obligations (including the Participation Interests of the Issuing Lender in any Letters of Credit)), shall be entitled, subject to Section 11.6(a) and Section 11.6(f), to approve any amendment, change, waiver, discharge or termination of Section 2.1, Section 2.2, Section 3.3(b)(i), Section 3.4(a)(i) or (e), Section 3.5(a)(i), (b)(i) or (b)(ii), or Section 11.6(b) or (h), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Revolving Lenders; provided, however, that no amendment, change, waiver, discharge or termination pursuant to this Section 11.6(h) that would increase the Revolving Committed Amount shall be effective unless such amendment, change, waiver, discharge or termination has been approved by the Required Lenders;

(i)    only Lenders holding unfunded Delayed-Draw Term Loan Commitments (and/or Participation Interests therein) and outstanding Delayed-Draw Term Loans (and Participation Interests therein) shall be entitled, subject to Section 11.6(a) and Section 11.6(g), to approve any amendment, change, waiver, discharge or termination of Section 2.3 or this Section 11.6(i), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Delayed-Draw Term Lenders; provided, however, that no amendment, change, waiver, discharge or termination pursuant to this Section 11.6(i) that would increase the Delayed-Draw Term Loan Committed Amount shall be effective unless such amendment, change, waiver, discharge or termination has been approved by the Required Lenders;

(j)    only Lenders holding a portion of the Tranche B Term Loan (and/or Participation Interests therein) shall be entitled, subject to Section 11.6(a), to approve any amendment, change, waiver, discharge or termination of Section 2.4 or this Section 11.6(j), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Tranche B Term Lenders; provided, however, that no amendment, change, waiver, discharge or termination pursuant to this Section 11.6(j) that would increase the Tranche B Term Loan Committed Amount other than as provided in Section 3.4(f) shall be effective unless such amendment, change, waiver, discharge or termination has been approved by the Required Lenders;

(k)  only Lenders holding unfunded Delayed-Draw Term Loan Commitments (and/or Participation Interests therein) shall be entitled, subject to Section 11.6(a) and Section 11.6(g), to approve any amendment, change, waiver, discharge or termination of Section 11.6(c) or (k), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Unfunded Delayed-Draw Term Lenders;

(l)    only Lenders holding (i) Revolving Commitments (and/or Participation Interests therein) or (if the Revolving Commitments have been terminated) Revolving Loans and/or LOC Obligations (and/or Participation Interests in the Revolving Loans and LOC Obligations (including the Participation Interests of the Issuing Lender in any Letters of Credit)) and/or

(ii) unfunded Delayed-Draw Term Loan Commitments (and/or Participation Interests therein) and/or (iii) unfunded New Delayed-Draw Term Loan Commitments (and/or Participation Interests therein), shall be entitled, subject to Section 11.6(a), to approve any amendment, change, waiver, discharge or termination of Section 11.6(d) or (l), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto, the Required Revolving Lenders, the Required Unfunded Delayed-Draw Term Lenders and the Required Unfunded New Delayed-Draw Term Lenders; and

(m)  only Lenders holding (i) unfunded Delayed-Draw Term Loan Commitments (and/or Participation Interests therein), (ii) a portion of the Delayed-Draw Term Loans (and Participation Interests therein), (iii) a portion of the Tranche B Term Loan (and/or Participation Interests therein), (iv) unfunded New Delayed-Draw Term Loan Commitments (and/or Participation Interests therein), (v) a portion of the New Delayed-Draw Term Loans (and Participation Interests therein), shall be entitled, subject to Section 11.6(a), to approve any amendment, change, waiver, discharge or termination of Section 3.3(b)(ii), (iii), (iv), (v), or (vi) or of this Section 11.6(m), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto, the Required Unfunded Delayed-Draw Term Lenders, the Required Tranche B Term Lenders and the Required Unfunded Delayed-Draw Term Lenders;

(n)  no amendment, change, waiver, discharge or termination of Section 3.3(b)(vii) shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto, the Required Revolving Lenders, the Required Delayed-Draw Term Lenders, the Required Tranche B Term Lenders and the Required New Delayed-Draw Term Lenders;

(o)  without the consent of the Required Unfunded Delayed-Draw Term Lenders, no Default or Event of Default may be waived for purposes of Section 5.2(d) in respect of any proposed Delayed-Draw Term Loan borrowing;

(p)  only Lenders holding unfunded New Delayed-Draw Term Loan Commitments (and/or Participation Interests therein) and outstanding New Delayed-Draw Term Loans (and Participation Interests therein) shall be entitled, subject to Section 11.6(a) and Section 11.6(g), to approve any amendment, change, waiver, discharge or termination of Section 2.5 or this Section 11.6(p), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required New Delayed-Draw Term Lenders; provided, however, that no amendment, change, waiver, discharge or termination pursuant to this Section 11.6(p) that would increase the New Delayed-Draw Term Loan Committed Amount other than as provided in Section 3.4(f) shall be effective unless such amendment, change, waiver, discharge or termination has been approved by the Required Lenders; and

(q)  only Lenders holding unfunded New Delayed-Draw Term Loan Commitments (and/or Participation Interests therein) shall be entitled, subject to Section 11.6(a) and Section 11.6(g), to approve any amendment, change, waiver, discharge or termination of Section 11.6(o) or (q), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Unfunded New Delayed-Draw Term Lenders;

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

SUBPART 2.22    Replacement of Schedule 2.1(a).    Schedule 2.1(a) to the Existing Credit Agreement is hereby deleted in its entirety and a new Schedule 2.1(a) in the form of Schedule 2.1(a) attached hereto is substituted therefor.

SUBPART 2.23    New Exhibit 1.1E.    A new Exhibit 1.1E in the form of Exhibit 1.1E attached hereto is hereby added to the Existing Credit Agreement immediately following existing Exhibit 1.1D thereof:

SUBPART 2.24    New Exhibit 2.5(f).    A new Exhibit 2.5(f) in the form of Exhibit 2.5(f) attached hereto is hereby added to the Existing Credit Agreement immediately following existing Exhibit 2.4(f) thereof:

PART 3

WAIVERS AND CONSENT

Subject to the occurrence of the First Amendment Effective Date, the Required Lenders agree as follows:

SUBPART 3.1    CMI Acquisition.    Provided that the Initial CMI Acquisition Closing Conditions shall have been satisfied for the Initial CMI Acquisition Closing and the Subsequent CMI Acquisition Closing Conditions shall have been satisfied for each Subsequent CMI Acquisition Closing, if any (in each case as reasonably determined by the Administrative Agent):

(a)  The requirement that the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, any earn-out payments, and any proceeds of any Equity Issuance by any Consolidated Party to any of the Sponsors or the Related Parties in connection with such Acquisition) paid by the Consolidated Parties in respect of the CMI Acquisition not exceed $30,000,000, as set forth in clause (i)(vii)(A) of Section 8.6 of the Amended Credit Agreement, is hereby waived; provided, however, that the aggregate purchase price (excluding fees and expenses associated with the CMI Acquisition and the financing thereof) paid by the Consolidated Parties for all of the CMI Assets is not in excess of $45,000,000;

(b)  The requirement that the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness and any earn-out payments, but excluding the proceeds of any Equity Issuance by any Consolidated Party to any of the Sponsors or the Related Parties in connection with such Acquisition) paid by the Consolidated Parties in respect of all Acquisitions consummated during the period from October 18, 2002 to October 17, 2003 not exceed $45,000,000, as set forth in clause (i)(viii)(2) of Section 8.6 of the Amended Credit Agreement, is hereby waived solely with respect to the CMI Acquisition; provided, however, that the aggregate purchase price (excluding fees and expenses associated with the CMI Acquisition and the financing thereof) paid by the Consolidated Parties for all of the CMI Assets is not in excess of $45,000,000; and

(c)  The consideration paid by the Consolidated Parties in respect of the CMI Acquisition shall be excluded from any future calculation under Section 8.6(i)(viii)(2) of the Amended Credit Agreement.

(d)  The capital expenditures associated with the 2002 Lease Conversion shall be excluded from any calculation of Consolidated Capital Expenditures under Section 8.13 of the Amended Credit Agreement. In addition, in connection with, and as a consequence of, the 2002 Lease Buyout and the 2002 Lease Conversion, Consolidated EBITDA determined pursuant to the definition thereof set forth in Section 1.1 of the Amended Credit Agreement shall be increased by an amount equal to (i) for the four fiscal quarter period ending on December 31, 2002, $3,934,000 and (ii) for the four fiscal quarter period ending on March 31, 2003, $1,967,000.

(e)  The requirements of Section 7.15(a)-(f) of the Amended Credit Agreement are hereby waived with respect to the Real Properties set forth as items 2, 4 and 5 in Part IV of Schedule 6.20(a) to the Existing Credit Agreement.

The waivers set forth in this Part III one-time waivers and are granted only for the limited purposes set forth herein and shall be effective only in the specific circumstances provided for above and only for the purposes for which given. Except as waived pursuant to the terms of this Part III or amended pursuant to Part II, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

PART 4

CONDITIONS TO EFFECTIVENESS

This Amendment shall be and become effective as of the date hereof (the “First Amendment Effective Date”) when all of the conditions set forth in this Part 4 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as “Amendment No. 1.”

SUBPART 4.1    Counterparts of Amendment.    The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Administrative Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Required Lenders, the Required Revolving Lenders, the Required Delayed-Draw Term Lenders, the Required Unfunded Delayed-Draw Term Lenders and the Required Tranche B Term Lenders.

SUBPART 4.2    New Commitment Agreements.    The Administrative Agent shall have received a New Commitment Agreement from each Lender which has agreed to provide a New Delayed-Draw Term Loan Commitment as of the First Amendment Effective Date.

SUBPART 4.3    Opinion of Counsel.    The Agent shall have received a legal opinion of Kaye Scholer LLP, counsel for the Credit Parties, dated as of the First Amendment Effective Date, addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent.

SUBPART 4.4    Amendments to Mortgage Instruments; Endorsements to Title Policies.    The Administrative Agent shall have received fully executed and acknowledged amendments to the Mortgage Instruments revising the description of the indebtedness secured thereby, together with corresponding endorsements to the Mortgagee Policies effective as of the First Amendment Effective Date, in each case in form and substance satisfactory to the Administrative Agent.

SUBPART 4.5    Amendment Fee.    For the account of each Lender approving this Amendment on before 12:00 noon Charlotte, North Carolina time on January 24, 2003, the Administrative Agent shall have received an amendment fee equal to 12.5 basis points on the amount equal to the sum of (i) such Lender’s Revolving Commitment plus (ii) such Lender’s Delayed-Draw Term Loan Commitment plus (iii) the outstanding Tranche B Term Loans held by such Lender.

SUBPART 4.6    Upfront Fee.    The Administrative Agent shall have received, for the account of each Lender having a New Delayed-Draw Term Loan Commitment, an upfront fee in an amount required by such Lender and mutually acceptable to the Administrative Agent and the Borrower.

SUBPART 4.7    Other Fees and Out of Pocket Costs.    The Borrower shall have paid any and all reasonable out-of-pocket costs (to the extent invoiced) incurred by the Administrative Agent or Banc of America Securities LLC (including the reasonable fees and expenses of the Administrative Agent’s legal counsel), and all other fees and other amounts payable to the Administrative Agent or Banc of America Securities LLC, in each case in connection with the arrangement, negotiation, preparation, execution and delivery of this Amendment.

PART 5

MISCELLANEOUS

SUBPART 5.1    Representations and Warranties.    The Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders that (a) after giving effect to this Amendment, (i) no Default or Event of Default exists under the Credit Agreement or any of the other Credit Documents and (ii) the representations and warranties set forth in Section 6 of the Amended Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date) and (b) the transactions contemplated in this Amendment are not prohibited by the Subordinated Note Indenture (as in effect immediately prior to the First Amendment Effective Date.

SUBPART 5.2    Reaffirmation of Credit Party Obligations.    Each Credit Party hereby ratifies the Amended Credit Agreement and acknowledges and reaffirms (i) that it is bound by all terms of the Amended Credit Agreement and (ii) that it is responsible for the observance and full performance of the Credit Party Obligations. Without limiting the generality of the proceeding sentence, (i) each of the Guarantors restates that it jointly and severally guarantees the prompt payment when due of all Credit Party Obligations (including, without limitation, those Credit Party Obligations relating to the New Delayed-Draw Term Loan), in accordance with, and pursuant to the terms of, Section 4 of the Existing Credit Agreement and (ii) each of the Credit Parties agrees that all references in the Collateral Documents to the term “Credit Party Obligations” shall be deemed to include all of the obligations of the Credit Parties to the Lenders and the Administrative Agent, whenever arising, under the Amended Credit Agreement, the New Delayed-Draw Term Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) relating to the New Delayed-Draw Term Loan.

SUBPART 5.3    Cross-References.    References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 5.4    Instrument Pursuant to Existing Credit Agreement.    This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.5    References in Other Credit Documents.    At such time as this Amendment No. 1 shall become effective pursuant to the terms of Subpart 4.1, all references in the Existing Credit Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 1.

SUBPART 5.6    Counterparts.    This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SUBPART 5.7    Governing Law.    THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SUBPART 5.8    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 5.9    Costs, Expenses.    The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment (including, without limitation, the fees and expenses of counsel to the Administrative Agent) in accordance with the terms of Section 11.5 of the Existing Credit Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	INSIGHT HEALTH SERVICES CORP.

	By:	/s/ STEVEN T. PLOCHOCKI
	Name:	Steven T. Plochocki
	Title:	President and Chief Executive Officer

PARENT:	INSIGHT HEALTH SERVICES HOLDINGS CORP.

	By:	/s/ STEVEN T. PLOCHOCKI
	Name:	Steven T. Plochocki
	Title:	President and Chief Executive Officer

SUBSIDIARY GUARANTORS:

INSIGHT HEALTH CORP.

OPEN MRI, INC.

MAXUM HEALTH CORP.

RADIOSURGERY CENTERS, INC.

MAXUM HEALTH SERVICES CORP.

DIAGNOSTIC SOLUTIONS CORP.

MAXUM HEALTH SERVICES OF NORTH

TEXAS, INC.

MAXUM HEALTH SERVICES OF

DALLAS, INC.

NDDC, INC.

SIGNAL MEDICAL SERVICES, INC.

MRI-ASSOCIATES, L.P.

WILKES-BARRE IMAGING, L.L.C.

	By:	/s/ STEVEN T. PLOCHOCKI
	Name:	Steven T. Plochocki
	Title:	President and Chief Executive Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

	By:	/s/ KATHLEEN M. CARRY
	Name:	Kathleen M. Carry
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., individually in its capacity as a Lender and in its capacity as Issuing Lender

	By:	/s/ PETER D. GRIFFITH
	Name:	Peter D. Griffith
	Title:	Managing Director

LENDERS AND OTHER AGENTS:	WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

	By:	/s/ HARRY E. ELLIS
	Name:	Harry E. Ellis
	Title:	Managing Director Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., as Documentation Agent and as a Lender

	By:	/s/ JOHN P. SIRICO, II
	Name:	John P. Sirico, II
	Title:	Vice President

LENDERS:	Addison CDO, Limited (#1279)
	By:	Pacific Investment Management Company LLC, as its Investment Advisor

		By:	/s/ MOHAN V. PHANSALKAR
Mohan V. Phansalkar
Executive Vice President

LENDERS:	AIMCO CLO SERIES 2001-A

	By:	/s/ CHRIS GOERGEN
	Name:	CHRIS GOERGEN
	Title:	Authorized Signatory

	By:	/s/ JERRY D. ZINKULA
	Name:	JERRY D. ZINKULA
	Title:	Authorized Signatory

LENDERS:	Allfirst Bank

	By:	/s/ TERENCE S. DOUGHERTY
	Name:	Terence S. Dougherty
	Title:	Officer

LENDERS:	ALLSTATE LIFE INSURANCE COMPANY

	By:	/s/ CHRIS GOERGEN
	Name:	CHRIS GOERGEN
	Title:	Authorized Signatory

	By:	/s/ JERRY D. ZINKULA
	Name:	JERRY D. ZINKULA
	Title:	Authorized Signatory

LENDERS:	Ares IV CLO Ltd.

	By:	Ares CLO Management IV, L.P., Investment Manager

	By:	Ares CLO GP IV, L.L.C. Its Managing Member

	By:	/s/ JEFF MOORE
	Name:	JEFF MOORE
	Title:	VICE PRESIDENT

ARES V CLO Ltd.

	By:	ARES CLO Management V, L.P., Investment Manager

	By:	ARES CLO GP V, L.L.C. Its Managing Member

	By:	/s/ JEFF MOORE
	Name:	JEFF MOORE
	Title:	VICE PRESIDENT

LENDERS:	ARES Leveraged Investment Fund II, L.P.

	By:	ARES Management II, L.P.
	Its:	General Partner

	By:	/s/ JEFF MOORE
	Name:	JEFF MOORE
	Title:	VICE PRESIDENT

LENDERS:	BRYN MAWR CLO, Ltd.

	By:	Deerfield Capital Management LLC as its Collateral Manager

	By:	/s/ DALE BURROW
	Name:	Dale Burrow
	Title:	Senior Vice President

LENDERS:	Sankaty Advisors, LLC as Collateral Manager for Castle Hill II-INGOTS, Ltd., as Term Lender

	By:	/s/ DIANE J. EXTER
	Name:	Diane J. Exter
	Title:	Managing Director Portfolio Manager

LENDERS:	Clydesdale CLO 2001-1, Ltd.

Nomura Corporate Research and Asset Management Inc. as Collateral Manager

	By:	/s/ ELIZABETH MACLEAN
	Name:	Elizabeth MacLean
	Title:	Vice President

LENDERS:	Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO I, LTD., or an affiliate

	By:	/s/ JOHN P. THACKER
	Name:	John P. Thacker
	Title:	Chief Credit Officer

LENDERS:	Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO II, LTD., or an affiliate

	By:	/s/ JOHN P. THACKER
	Name:	John Thacker
	Title:	Chief Credit Officer

LENDERS:	Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO III, LTD., or an affiliate

	By:	/s/ JOHN P. THACKER
	Name:	John P. Thacker
	Title:	Chief Credit Officer

LENDERS:	Flagship CLO II By: Flagship Capital Management, Inc.

	By:	/s/ COLLEEN CUNNIFFE
	Name:	Colleen Cunniffe
	Title:	Director

LENDERS:	Franklin CLO II, Limited

	By:	/s/ RICHARD D’ADDARIO
	Name:	Richard D’Addario
	Title:	Senior Vice President

LENDERS:	Franklin Floating Rate Master Series

	By:	/s/ RICHARD D’ADDARIO
	Name:	Richard D’Addario
	Title:	Vice President

LENDERS:	Franklin Floating Rate Daily Access Fund

	By:	/s/ RICHARD D’ADDARIO
	Name:	Richard D’Addario
	Title:	Vice President

LENDERS:	General Electric Capital Corporation

	By:	/s/ DAN MORSE
	Name:	Dan Morse
	Title:	Global Risk Manager

LENDERS:	Goldman Sachs Credit Partners, L.P.

	By:	/s/ ROBERT S. FANELLI
	Name:	Robert S. Fanelli
	Title:	Authorized Signatory

LENDERS:	Harbour Town Funding LLC

	By:	/s/ ANN E. MORRIS
	Name:	Ann E. Morris
	Title:	Asst Vice President

LENDERS:	HarbourView CLO IV, Ltd.

	By:	/s/ BILL CAMPBELL
	Name:	Bill Campbell
	Title:	Manager

LENDERS:			ING PRIME RATE TRUST
			By:	ING Investments, LLC as its investment manager

			By:	/s/ MICHEL PRINCE
			Name:	Michel Prince, CFA
			Title:	VICE PRESIDENT

ML CLO XX PILGRIM AMERICA (CAYMAN) LTD,
By:	ING Investments, LLC as its investment manager

SEQUILS-PILGRIM I, LTD
	By:	ING Investments, LLC as its investment manager

PILGRIM CLO 1999-1 LTD,
By:	ING Investments, LLC as its investment manager

PILGRIM AMERICA HIGH INCOME INVESTMENTS LTD,
	By:	ING Investments, LLC as its investment manager

LENDERS:	Jissekikun Funding, Ltd. (#1288)
	By:	Pacific Investment Management Company LLC, as its Investment Advisor

		By:	/s/ MOHAN V. PHANSALKAR
Mohan V. Phansalkar
Executive Vice President

LENDERS:	KZH ING-2 LLC
	By:	/s/ JOYCE FRASER-BRYANT
	Name:	Joyce Fraser-Bryant
	Title:	AUTHORIZED AGENT

LENDERS:	KZH SOLEIL-2 LLC
	By:	/s/ JOYCE FRASER-BRYANT
	Name:	Joyce Fraser-Bryant
	Title:	AUTHORIZED AGENT

LENDERS:	KZH WATERSIDE LLC
	By:	/s/ JOYCE FRASER-BRYANT
	Name:	Joyce Fraser-Bryant
	Title:	AUTHORIZED AGENT

LENDERS:	LIBERTY FLOATING RATE ADVANTAGE FUND

	BY:	STEIN ROE & FARNHAM INCORPORATED, AS ADVISOR

	By:	/s/ JAMES R. FELLOWS
	Name:	James R. Fellows
	Title:	Sr. Vice President & Portfolio Manager

Acknowledged and Agreed

Monument Capital Ltd., as Assignee By: Alliance Capital Management L.P., as Investment Manager By: Alliance Capital Management Corporation, as General Partner

By:	/s/ TERESA McCARTHY
Name:	Teresa McCarthy
Title:	VICE PRESIDENT

New Alliance Global CDO, Limited By: Alliance Capital Management L.P., as Sub-advisor By: Alliance Capital Management Corporation, as General Partner

By:	/s/ TERESA McCARTHY
Name:	Teresa McCarthy
Title:	VICE PRESIDENT

LENDERS:	Morgan Stanley Prime Income Trust

	By:	/s/ PETER GEWIRTZ
	Name:	Peter Gewirtz
	Title:	Vice President

LENDERS:	MUIRFIELD TRADING LLC

	By:	/s/ ANN E. MORRIS
	Name:	Ann E. Morris
	Title:	ASST VICE PRESIDENT

LENDERS:		Nomura Bond & Loan Fund

By:	UFJ Trust Company of New York as Trustee
By:	Nomura Corporate Research and Asset Management Inc. Attorney In Fact

		By:	/s/ ELIZABETH MACLEAN
		Name:	Elizabeth MacLean
		Title:	Vice President

NORSE CBO, LTD.

By:	Regiment Capital Management, LLC as its Investment Advisor

By:	Regiment Capital Advisors, LLC its Manager and pursuant to delegated authority

By:	/s/ TIMOTHY S. PETERSON
Timothy S. Peterson
President

LENDERS:	OLYMPIC FUNDING TRUST, SERIES 1999-1

	By:	/s/ ANN E. MORRIS
	Name:	Ann E. Morris
	Title:	AUTHORIZED AGENT

LENDERS:	OPPENHEIMER SENIOR FLOATING RATE FUND

	By:	/s/ BILL CAMPBELL
	Name:	Bill Campbell
	Title:	Manager

LENDERS:	SANKATY ADVISORS, LLC AS COLLATERAL MANAGER FOR RACE POINT CLO, LIMITED, AS TERM LENDER

	By:	/s/ DIANE J. EXTER
	Name:	Diane J. Exter
	Title:	Managing Director Portfolio Manager

LENDERS:	ROSEMONT CLO, LTD.

	By:	Deerfield Capital Management LLC as its Collateral Manager

	By:	/s/ DALE BURROW
	Name:	Dale Burrow
	Title	Senior Vice President

LENDERS:	SAN JOAQUIN CDO I LIMITED (#1282)

	By:	Pacific Investment Management Company LLC, as its Investment Advisor

	By:	/s/ MOHAN V. PHANSALKAR
	Name:	Mohan V. Phansalkar
	Title:	Executive Vice President

LENDERS:	SANKATY HIGH YIELD PARTNERS III, L.P.

	By:	/s/ DIANE J. EXTER
	Name:	Diane J. Exter
	Title:	Managing Director Portfolio Manager

LENDERS:	SEQUILS-CUMBERLAND I, LTD.

	By:	Deerfield Capital Management LLC as its Collateral Manager

	By:	/s/ DALE BURROW
	Name:	Dale Burrow
	Title:	Senior Vice President

LENDERS:	SEQUILS-MAGNUM, LTD. (#1280)

	By:	Pacific Investment Management Company LLC, as its Investment Advisor

	By:	/s/ MOHAN V. PHANSALKAR
	Name:	Mohan V. Phansalkar
	Title:	Executive Vice President

LENDERS:	STANWICH LOAN FUNDING LLC

	By:	/s/ ANN E. MORRIS
	Name:	Ann E. Morris
	Title:	Asst Vice President

LENDERS:	STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY

	By:	STEIN ROE & FARNHAM INCORPORATED, AS ADVISOR

	By:	/s/ JAMES R. FELLOWS
	Name:	James R. Fellows
	Title:	Sr. Vice President & Portfolio Manager

LENDERS:	VAN KAMPEN PRIME RATE INCOME TRUST

	By:	Van Kampen Investment Advisory Corp.

	By:	/s/ BRAD LANGS
	Name:	Brad Langs
	Title:	Executive Director

LENDERS:	VAN KAMPEN SENIOR INCOME TRUST

	By:	Van Kampen Investment Advisory Corp.

	By:	/s/ BRAD LANGS
	Name:	Brad Langs
	Title:	Executive Director

LENDERS:	WRIGLEY CDO, LTD. (#1285)

	By:	Pacific Investment Management Company LLC, as its Investment Advisor

	By:	/s/ MOHAN V. PHANSALKAR
	Name:	Mohan V. Phansalkar
	Title:	Executive Vice President